Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Quarterly Highlights

•	GAAP results: net income of $23.3 million (attributable to Astrotech Corporation), or $1.16 per diluted share for the quarter ended September 30, 2014

•	The sale of Astrotech Space Operations (“ASO”) to Lockheed Martin was completed on August 22, 2014 for an agreed upon purchase price of $61.0 million, less a working capital adjustment of $1.7 million

•	Adjusted EBITDA of $23.1 million from continuing operations for the quarter ended September 30, 2014, which includes a gain from the sale of our former ASO business

•	1st Detect was awarded a pivotal competitive contract for the Next Generation Chemical Detector (NGCD) program

•	1st Detect was granted one U.S. patent and two International patents during the quarter

Austin, Texas, November 14, 2014 — Astrotech Corporation (NASDAQ: ASTC), a premier developer of innovative chemical detection technologies for use in the research, security, industrial, process flow and healthcare markets, today announced financial results for its first quarter ended September 30, 2014.

“I want to begin by saying that the sale of Astrotech Space Operations to Lockheed Martin went extremely well, and I would like to commend both the Astrotech and Lockheed M&A teams for concluding an absolutely flawless transaction. The executive staff at Astrotech internally sourced the transaction and managed all of our own negotiations, the structure of the asset sale, tax considerations, contracts and the post sale transition resulting in receiving an excellent price for our shareholders. With the conclusion of this transaction we begin a new era to grow the company with well seasoned leadership and ample resources. At the base of our growth is the Company’s investment in our 1st Detect subsidiary where we have made excellent progress with our mass spectrometer technology. Our recently announced award from the military’s Next Generation Chemical Detector program represents a big win as our technology was chosen over the best the world has to offer. We have also recently introduced the iONTRAC factory floor in-process monitor at the Gulf Coast Conference, winning bronze in their New Product Showcase. The iONTRAC is designed to pursue the many opportunities controlling processes and quality throughout numerous factory floor industrial applications,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “Additionally, we are actively seeking acquisitions along with complementary and new technology commercialization opportunities.”

First Quarter Results

The Company posted first quarter fiscal year 2015 net income of $23.3 million, or $1.16 per diluted share, which was primarily the result of a $25.6 million gain ($23.7 million after-tax) related to the sale of our former ASO business to Lockheed Martin, compared with a first quarter fiscal year 2014 net income of $1.3 million or $0.06 per diluted share.

Financial Position and Liquidity

Working capital was $44.1 million as of September 30, 2014, which primarily consisted of $45.3 million in cash and cash equivalents, and a working capital holdback receivable of $0.6 million related to the sale of our former ASO business. Additionally, the Company recorded a receivable of $6.1 million for an indemnity holdback related to the sale. The Company believes it will fully realize the indemnity holdback in February 2016.

About Astrotech Corporation

Astrotech is a leader in identifying and commercializing space technology for terrestrial use. 1st Detect Corporation is developing a breakthrough miniaturized mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development. Both are wholly owned subsidiaries of the parent.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, our ability to successfully develop our remaining Spacetech business unit, our ability to develop and integrate our miniaturized mass spectrometer, the MMS-1000™, product performance and market acceptance of products and services, as well as other risk factors and business considerations. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eric Stober

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
	(unaudited)
Revenue	$320	$—
Cost of revenue	277	—
Gross profit	43	—
Operating expenses:
Selling, general and administrative	1,960	1,551
Research and development	692	805
Total operating expenses	2,652	2,356
Loss from operations	(2,609)	(2,356)
Interest and other expense, net	12	12
Loss from continuing operations before income taxes	(2,597)	(2,344)
Income tax benefit	1,325	1,173
Loss from continuing operations	(1,272)	(1,171)
Discontinued operations
Income from operation of ASO business (including gain from sale of $25.6 million)	26,933	3,352
Income tax expense	(2,378)	(1,173)
Income from discontinued operations	24,555	2,179
Net income	23,283	1,008
Less: Net loss attributable to noncontrolling interest*	—	(245)
Net income attributable to Astrotech Corporation	$23,283	$1,253

Amounts attributable to Astrotech Corporation:
Income (loss) from continuing operations, net of tax	$(1,272)	$(926)
Income from discontinued operations, net of tax	24,555	2,179
Net income attributable to Astrotech Corporation	$23,283	$1,253

Weighted average common shares outstanding:
Basic and diluted	19,548	19,470

Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Astrotech Corporation from continuing operations	$(0.09)	$(0.05)
Net income from discontinued operations	1.25	0.11
Net income attributable to Astrotech Corporation	$1.16	$0.06

*	Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the September 30, 2014 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	June 30,
	2014	2014
	(unaudited)
Assets
Cash and cash equivalents	$45,271	$3,831
Accounts receivable, net of allowance	327	59
Prepaid expenses and other current assets	1,132	389
Discontinued operations – current assets	—	1,405
Total current assets	46,730	5,684
Property and equipment, net	1,168	1,211
Indemnity receivable	6,100	—
Discontinued operations – net of current assets	—	33,887
Total assets	$53,998	$40,782

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$217	$996
Accrued liabilities and other	1,326	1,753
Income tax payable	1,053	—
Discontinued operations – current liabilities	—	7,344
Total current liabilities	2,596	10,093
Other liabilities	148	152
Discontinued operations – net of current liabilities	—	237
Total liabilities	2,744	10,482
Total stockholders’ equity	51,254	30,300
Total liabilities and stockholders’ equity	$53,998	$40,782

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization

 (In thousands)

	Three Months Ended September 30,
	2014	2013
	(unaudited)
Adjusted EBITDA from continuing operations including gain from the sale of ASO business	$23,122	$(2,261)
Gain from sale of ASO business	25,630	—
EBITDA from continuing operations	$(2,508)	$(2,261)
Depreciation & amortization	89	83
Interest expense	—	—
Income tax benefit	(1,325)	(1,173)
Loss from continuing operations	$(1,272)	$(1,171)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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